Exhibit 3.223

C&S 510 (Rev. 10/95)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received

JUN 04 1999

Name

Steve Zimmer/CT Corporation

Address

1635 Market Street

City                        State                             Zip Code

Philadelphia            PA                               19103

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED

JUN 04 1999

Administrator

CORP., SECURITIES & LAND DEV. BUREAU

ADJUSTED PURSUANT TO

TELEPHONE AUTHORIZATION

EFFECTIVE DATE:

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is:

Restaura, Inc.

2.	The identification number assigned by the Bureau is: 198-511

3.	All former names of the corporation are:

1). Fred B. Prophet Co.,                             2). Prophet Foods, Co.,                            3). Greyhound Food Management, Inc.

4.	The date of filing the original Articles of Incorporation was: March 21, 1944

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

Restaura, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

To engage in any lawful act or activity for which a corporation may be organized.

ARTICLE III

The total authorized shares:

Common shares 1,000 Preferred shares 0

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The address of the registered office is:

30600 Telegraph Rd	Bingham Farms. Michigan	48025
(Street Address)	(City)	(ZIP Code)

2.	The mailing address of the registered office if different than above:

, Michigan
(Street Address or P.O. Box)	(City)	(ZIP Code)

3.	The name of the resident agent is: The Corporation Company

ARTICLE V (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable)

The Board of Directors shall have the power, in addition to the stockholders, to make, alter or repeal the by-laws of the corporation.

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

5.	COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a.☐	These Restated Articles of Incorporation were duly adopted on the day of ,19 , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this day of ,19

(Signatures of Incorporators; Type or Print Name Under Each Signature)

b.☒	These Restated Articles of incorporation were duly adopted on the 25th day of May, 1999 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

☒	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

☐	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in waiting has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this 2nd day of June , 1999

By:	/s/ Priscilla Bodnar
(Signature of an authorized officer or agent)

Priscilla M. Bodnar
(Type or Print Name)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received June 04, 1999	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is staled in the document.
FILED JUN 04,1999 Administrator CORP, SECURITIES & LAND DEV. BUREAU ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION EFFECTIVE DATE
Name Steve Zimmer, CT Corporation
Address 1635 Market Street
City State Zip Code Philadelphia, PA 19103

• Document will be returned to the name and address you enter above. •

If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

Restaura, Inc.

2.	The identification number assigned by the Bureau is: 198-51I

3.	Articles II through VII of the Articles of Incorporation are hereby amended to read as follows:

Article II:

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized.

Article III:

The name of the registered agent and the address of the registered office is;

The Corporation Company, 30600 Telegraph Rd, Bingham Farms, Mi 48025

Article IV:

The total authorized shares are 1,000 Common shares, $1.00 par value.

CONTINUED ON ATTACHED SHEET

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Article V:

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing  3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

Article VI:

The Board of Directors shall have the power, in addition to the stockholders, to make, alter or repeal the by-laws of the corporation.

Article VII:

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the             day of             , 19            , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of , 19

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation Is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 25th day of May, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.)

☒	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2),

Profit Corporations		Nonprofit Corporations
Signed this 28th day of May, 1999		Signed this day of , 19

By:	/s/ Priscilla M. Bodnar	By:
	(Signature of an authorized officer or agent)	(Signature of President, Vice President, Chairperson or Vice-Chairperson)

Priscilla M. Bodnar, Secretary
(Type or Print Name)		(Type or Print Name) (Type or Print Title)